Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

FuelCell Energy Announces Proposed Public Offering of Common Stock

Danbury, CT – March 21, 2012 – FuelCell Energy, Inc. (NASDAQ: FCEL) a leading manufacturer of ultra-clean, efficient and reliable fuel cell power plants, announced today its intention to offer shares of common stock in an underwritten public offering. The Company also expects to grant the underwriters a 30-day option to purchase additional shares of common stock offered in the public offering to cover over-allotments, if any. The Company intends to use the proceeds from this offering for growth capital and general corporate purposes. While the offering is expected to price before 9:30 am EST on March 22, 2012, the offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size of the offering.

Lazard Capital Markets LLC is acting as the sole book-running manager for the offering. Stifel Nicolaus Weisel is acting as the co-lead manager and FBR Capital Markets & Co. is acting as the co-manager for the offering.

The Company intends to offer and sell these securities pursuant to the Company’s existing shelf registration statement initially filed with the Securities and Exchange Commission on January 20, 2010, which was declared effective on September 21, 2010. A prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying base prospectus related to this offering may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov or from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of FuelCell Energy, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FuelCell Energy

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With over 180 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than one billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For more information please visit our website at www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

FuelCell Energy, Inc.
Contact:	Kurt Goddard, Vice President Investor Relations
203-830-7494
ir@fce.com

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